UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 18, 2011 (October 13, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
     On August 16, 2011, Magnum Hunter Resources Corporation (the “Company”) announced that its Board of Directors declared a dividend on the shares of the Company’s common stock (“Common Stock”) and on the exchangeable shares (“Exchangeable Shares”) of the Company’s indirect wholly-owned subsidiary, MHR Exchangeco Corporation, in the form of warrants to purchase shares of Common Stock at $10.50 per share payable on October 14, 2011 to shareholders of record on August 31, 2011 (the “Warrants”). Each holder of Common Stock and Exchangeable Shares received one Warrant for every ten shares of Common Stock or Exchangeable Shares, respectively, owned as of the record date (with the number of Warrants rounded down to the nearest whole number).
     On October 13, 2011, the Company entered into a Warrants Agreement with American Stock Transfer & Trust Company, the Warrants Agent, that governs the terms of the Warrants (the “Warrants Agreement”). Each Warrant represents the right to purchase one share of Common Stock at an initial exercise price of $10.50 per share, payable in U.S. dollars (subject to anti-dilution adjustments as set forth in the Warrants Agreement). The Warrants will generally be exercisable until October 14, 2013 (the “Expiration Date”). The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the issuance of a dividend in the form of Warrants is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Warrants will not have an active trading market and will generally be non transferable except in limited circumstances which will include, among other things, delivery of an opinion of transferor’s counsel that the transfer does not violate any applicable securities laws and an investor’s letter from the transferee stating his or her intent to acquire the Warrants for his or her own account and for investment purposes only.
     The Warrants Agreement provides that the Company may redeem the Warrants at $0.001 per Warrant upon not less than 30 days’ notice to the Warrant holders. If the Company elects to redeem only a portion of the outstanding Warrants, the Company may make any partial redemption by lot or on a pro-rata basis to all Warrant holders. The Warrants may be exercised at any time prior to the expiration of the 30 day redemption notice period.
     The Warrants Agreement provides that all or any part of the Warrants may be exercised prior to 5:00 p.m., New York City time, on any business day through the Expiration Date by delivering a properly completed and duly executed Warrant certificate and any required signature guarantees and payment of the then-current exercise price to the Warrants Agent by check or wire transfer. Cashless exercises of the Warrants are not permitted. Upon a valid exercise of all or part of the Warrants, the Company will issue the whole number of shares of Common Stock as the Warrant holder is entitled to receive as soon as practicable after the exercise of the Warrant.
     The Warrants Agreement provides that the exercise price for the Warrants and the number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances. These circumstances include the occurrence of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, or a merger or consolidation.
     A holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of Common Stock, including, without limitation, the right to vote or to receive dividends or other distributions.

     The Warrants will be exercisable only if there is an effective shelf registration statement under the Securities Act or, where applicable, Canadian provincial securities laws (or an exemption therefrom), registering the issuance of Common Stock upon exercise, and only if the shares of Common Stock issuable upon exercise are qualified for sale or exempt from qualification under the applicable securities laws of the states, provinces or other jurisdictions in which the exercising Warrant holder resides. The Company has agreed in the Warrants Agreement to use commercially reasonable efforts to cause a shelf registration statement covering the issuance of Common Stock upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised or redeemed in full or (ii) the Expiration Date.
     The foregoing description of the Warrants is a summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants as set forth in the Warrants Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Warrants Agreement (including Form of Warrant Certificate) dated October 13, 2011 between the Company and American Stock Transfer & Trust Company, as Warrant Agent.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
Date: October 18, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Warrants Agreement (including Form of Warrant Certificate) dated October 13, 2011 between the Company and American Stock Transfer & Trust Company, as Warrant Agent.